Exhibit 4.5

Duquesne Light Holdings, Inc.

OFFICER’S CERTIFICATE

(Under Section 301 of the Indenture,

dated as of August 16, 2005)

I, Stevan R. Schott, the Senior Vice President and Chief Financial Officer of Duquesne Light Holdings, Inc. (the “Company”), in accordance with Section 301 of the Indenture, dated as of August 16, 2005 (the “Indenture”, capitalized terms used herein and not defined herein having the meanings specified in the Indenture), of the Company to J.P. Morgan Trust Company, National Association, trustee (the “Trustee”), do hereby establish a series of Securities having the terms and characteristics set forth in this Officer’s Certificate.

PART I

Set forth below in this Part I are the terms and characteristics of the series of Securities established hereby referred to in clauses (a) through (u) in the second paragraph of Section 301 of the Indenture (the lettered clauses set forth herein corresponding to such clauses in said Section 301).

(a) the title of the Securities of such series, being Series No. 1 under the Indenture, shall be “6.25% Senior Notes due 2035” (the Securities of such series, for purposes of this Officer’s Certificate, being sometimes hereinafter called the “Notes”);

(b) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall not be limited;

(c) interest on the Notes shall be payable to the Person or Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of Note attached hereto and hereby authorized and approved;

(d) the principal of the Notes shall be payable on August 15, 2035;

(e) the Notes shall bear interest at the rate of six and one-quarter percent (6.25%) per annum; interest on the Notes shall accrue from August 16, 2005 or the most recent date to which interest has been paid or duly provided for; interest on any Notes shall be payable on August 15 and February 15 of each year (each an “Interest Payment Date”), commencing February 15, 2006; and the Regular Record Date with respect to each Interest Payment Date shall be the close of business on August 1 or February 1, as the case may be, immediately preceding such Interest Payment Date whether or not such day is a business day.

(f) the corporate trust office of the Trustee located at One Oxford Centre, 301 Grant Street, Suite 1100, Pittsburgh, Pennsylvania 15219 shall be the place at which (i) the principal of, premium, if any, and interest, if any, on the Notes at Maturity shall be payable upon presentment, interest prior to Maturity to be paid as specified in the form of Note attached hereto, (ii) registration of transfer of the Notes may be effected, (iii) exchanges of Notes may be effected and (iv) notices and demands to or upon the Company in respect of the Notes and the Indenture may be served; and the Trustee shall be the Security Registrar and a Paying Agent for the Notes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates supplemental to this Officer’s Certificate, any such place or the Security Registrar or such Paying Agent; and provided, further, that the Company reserves the right to designate, by one or more Officer’s Certificates supplemental to this Officer’s Certificate, its principal corporate office in Pittsburgh, Pennsylvania as any such place or itself as the Security Registrar;

(g) The Notes are subject to redemption, in whole at any time or in part from time to time, upon notice to the Holders of such Notes to be redeemed by mail in accordance with the Indenture not less than thirty (30) nor more than sixty (60) days before the date fixed for redemption, at a redemption price equal to the greater of:

(1)   100% of the principal amount of the Notes then outstanding to be redeemed, and

(2)   the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (not including any portion of such interest payments accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points, as calculated by an Independent Investment Banker;

plus, in either of the above cases, accrued and unpaid interest thereon to the date of redemption.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

 “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

 “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m.

Quotations for U.S. Government Securities” or (2) if such release (or any successor release) is not published or does not contain such prices on such third Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Bank obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

 “Independent Investment Banker” means J.P. Morgan Securities Inc. or Lehman Brothers Inc., or either of the respective successors, or if both such firms are unwilling or unable to serve as such, an independent investment banking institution of national standing appointed by the Company.

 “Reference Treasury Dealer” means J.P. Morgan Securities Inc. and Lehman Brothers Inc. and their respective successors, and if either of these parties ceases to be a primary U.S. Government Securities Dealer in New York City, the Company will substitute another primary U.S. Government Securities Dealer selected by the Company, and any other primary U.S. Government Securities Dealer selected by the Company.

 “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

 “Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date;

(h) inapplicable;

(i) the Notes shall be issued in denominations of $1,000 and any integral multiple thereof;

(j) inapplicable;

(k) inapplicable;

(l) inapplicable;

(m) inapplicable;

(n) inapplicable;

(o) inapplicable;

(p) inapplicable;

(q) the Notes are initially to be issued in global form, registered in the name of Cede & Co., as nominee for The Depository Trust Company (the “Depositary”).  Such Notes shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

(i) such Notes may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and

(ii) such Notes may be exchanged for definitive Notes registered in the respective names of the beneficial holders thereof, and thereafter shall be transferable without restriction, if:

(A) The Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to such Notes and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to such Notes; or

(B) the Company shall have delivered to the Trustee a Company Order to the effect that such Notes shall be so exchangeable on and after a date specified therein;

it being understood that any such registration of transfer or exchange shall be effected in accordance with Section 305 of the Indenture;

(r) inapplicable;

(s) no service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange;

(t) Section 113 of the Indenture shall apply to the Notes; and

(u) Section 507 of the Indenture shall apply to the Notes.

PART II

Set forth below in this Part II are additional terms of the Notes, as contemplated by clause (v) of the second paragraph of Section 301 of the Indenture.

(a) the Notes shall have such further terms as are set forth in the form of note attached hereto as Exhibit A;

Exhibit A

CUSIP: 266233AB1

DUQUESNE LIGHT HOLDINGS, INC.

6.25% SENIOR NOTE DUE 2035

No. 1	$120,000,000

Duquesne Light Holdings, Inc., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to

CEDE & CO.

or registered assigns, the principal sum of

ONE HUNDRED TWENTY MILLION DOLLARS ($120,000,000)

on August 15, 2035 and to pay interest thereon from August 16, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on August 15 and February 15 of each year, commencing February 15, 2006 at the rate of 6.25% per annum, until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be August 1 or February 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.  The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months.  If any date on which interest is payable on the Securities is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made upon presentation at the corporate trust office of the Trustee located at One Oxford Centre, 301 Grant Street, Suite 1100, Pittsburgh, Pennsylvania 15219, in Dollars.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: August 16, 2005

DUQUESNE LIGHT HOLDINGS, INC.

By:
		Name:	William F. Fields
		Title:	Vice President and
Treasurer
Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the 6.25% Senior Note due 2035 described in the within-mentioned Indenture and authorized by the Officer’s Certificate dated August 16, 2005.

J.P. Morgan Trust Company, National
Association, as Trustee

By:
Name:
Title:

Dated: August 16, 2005

Reverse of Security

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under an Indenture, dated as of August 16, 2005 (such Indenture as originally executed and delivered and as supplemented and amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), between the Company and J.P. Morgan Trust Company, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $120,000,000.

The Securities of this series are subject to redemption, in whole at any time or in part from time to time, upon notice to the Holders of such Securities to be redeemed by mail in accordance with the Indenture not less than thirty (30) nor more than sixty (60) days before the date fixed for redemption, at a redemption price equal to the greater of:

(1)   100% of the principal amount of the Securities then outstanding to be redeemed, and

(2)   the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed (not including any portion of such interest payments accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points, as calculated by an Independent Investment Banker;

plus, in either of the above cases, accrued and unpaid interest thereon to the date of redemption.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.

 “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

 “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (2) if such release (or any successor release) is not published or does not contain such prices on such third Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Bank obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

 “Independent Investment Banker” means J.P. Morgan Securities Inc. or Lehman Brothers Inc., or either of the respective successors, or if both such firms are unwilling or unable to serve as such, an independent investment banking institution of national standing appointed by the Company.

 “Reference Treasury Dealer” means J.P. Morgan Securities Inc. and Lehman Brothers Inc. and their respective successors, and if either of these parties ceases to be a primary U.S. Government Securities Dealer in New York City, the Company will substitute another primary U.S. Government Securities Dealer selected by the Company, and any other primary

U.S. Government Securities Dealer selected by the Company.

 “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

 “Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

If an Event of Default under the Indenture shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof shall be deemed to have been paid for all purposes of the Indenture and to be no longer outstanding thereunder, and, at the election of the Company, the Company’s entire indebtedness in respect thereof shall be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which shall be sufficient and/or, in the case of a deposit made prior to the Maturity of such Securities or portions thereof, Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, shall provide moneys which, together with moneys so deposited, shall be sufficient, to pay when due the principal of and interest on this Security when due.

The Indenture contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance, or other transfer or lease of all of its properties, as or substantially as an entity, to another Person, to the assumption by such other Person, in certain circumstances, of all of the obligations of the Company under the Indenture and on the Securities and to the release and discharge of the Company, in certain circumstances, from such obligations.

The Securities of this series are issuable only as registered Securities, without coupons, and except as otherwise provided in the Indenture, in denominations of $1,000 and integral multiples thereof. Any registration of transfer or exchange of the Securities shall be effected in accordance with the Indenture.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation of either of them (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate this 16th day of August, 2005.

DUQUESNE LIGHT HOLDINGS, INC.

By:
	Name:	Stevan R. Schott
	Title:	Senior Vice President and Chief Financial Officer